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                                                              Exhibit 8.1

                 Skadden, Arps, Slate, Meagher & Flom (Illinois)



                                                     October 1, 2001



Chicago Mercantile Exchange Inc.
30 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

                  We have acted as special counsel to Chicago Mercantile Exchange Inc., a Delaware corporation ("CME"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-66988) (the "Registration Statement") relating to the one-for-four reverse stock split of the Class A common stock of CME and the merger of CME Merger Subsidiary Inc., a wholly-owned subsidiary of Chicago Mercantile Exchange Holdings Inc. ("CME Holdings"), with and into CME with CME as the surviving corporation.

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Plan of Merger, dated as of October 1, 2001, by and among CME, CME Merger Subsidiary Inc., and CME Holdings, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above. In addition, our opinion is subject to the qualifications, conditions, and assumptions in the discussions set forth under the heading "PROPOSAL ONE: THE MERGER - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" and under the heading "PROPOSAL TWO:
REVERSE STOCK SPLIT - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement.

                  For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the

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Chicago Mercantile Exchange Inc.
October 1, 2001
Page 2

authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

                  In rendering our opinion, we have relied upon statements and representations of officers and other representatives of CME, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "PROPOSAL ONE: THE MERGER - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" and under the heading "PROPOSAL TWO: REVERSE STOCK SPLIT - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement.

                  In rendering our opinion, we have relied on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect our conclusions.

                  Based upon and subject to the foregoing, we are of the opinion that each discussion set forth in the Registration Statement under the heading "PROPOSAL ONE: THE MERGER - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" and under the heading "PROPOSAL TWO: REVERSE STOCK SPLIT - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" is a fair and accurate summary of the material United States federal income tax consequences of the merger and the reverse stock split.

                  Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated or assumed herein or any subsequent changes in applicable law.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "PROPOSAL ONE: THE MERGER - FEDERAL INCOME TAX CONSEQUENCES" and under the heading "PROPOSAL TWO: REVERSE STOCK SPLIT - FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                            Very truly yours,

                            Skadden, Arps, Slate, Meagher & Flom (Illinois)